UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report: September 6, 2011
(Date of earliest event reported)

TEMPLE-INLAND INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, 3rd Floor
Austin, Texas 78746
(Address of Principal Executive Offices, including Zip code)

(512) 434-5800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Merger Agreement

As previously disclosed, on September 6, 2011, Temple-Inland Inc., a Delaware corporation (“Temple-Inland”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with International Paper Company, a New York corporation (“IP”), and Metal Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of IP (“Purchaser”). The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the boards of directors of Temple-Inland and IP, Purchaser will merge with and into Temple-Inland (the “Merger”), with Temple-Inland continuing as the surviving corporation and a wholly owned subsidiary of IP.  Upon the completion of the Merger (the “Effective Time”), each issued and outstanding share of Temple-Inland common stock (together with the related rights (the “Rights”) issued pursuant to the Rights Agreement (the “Rights Agreement”), dated as of June 7, 2011, between Temple-Inland and Computershare Trust Company, N.A.) will be converted into the right to receive $32.00 in cash, without interest.

Each party’s obligation to complete the Merger is subject to various customary conditions, including, among others, (a) approval of the Merger Agreement by the Temple-Inland stockholders representing a majority of Temple-Inland’s outstanding shares, (b) there being no law or injunction prohibiting consummation of the Merger, (c) expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or Mexico’s Federal Law on Economic Competition or imposed by any agreement with the Department of Justice, (d) subject to specified materiality standards, the accuracy of the representations and warranties of the other party and (e) compliance by the other party in all material respects with its covenants.  IP’s obligation to complete the Merger is additionally subject to no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since January 1, 2011.

Temple-Inland and IP have made customary representations, warranties and covenants in the Merger Agreement.  Temple-Inland has agreed, among others things, (i) subject to certain exceptions, to conduct its business in the ordinary course of business in all material respects between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during such period and (ii) not to solicit competing acquisition proposals or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative transaction.

Under the Merger Agreement, at the Effective Time, each stock option to purchase shares of Temple-Inland’s common stock that is outstanding and unexercised immediately prior to the Effective Time will become fully vested, and will be cancelled in exchange for the right to receive, immediately after the Effective Time (without interest), a cash payment in an amount equal to the product of (x) the total number of the shares of Temple-Inland’s common stock issuable upon exercise of such option, and (y) the excess, if any, of (A) $32.00 over (B) the exercise price per share of shares subject to the option, less any applicable taxes. As of the Effective Time, each award of a share of restricted stock, a phantom share, a restricted unit, a performance stock unit or a restricted stock unit (excluding any “cash settled fixed-value restricted unit”) that is outstanding and unvested immediately prior to the Effective Time will be cancelled in exchange for the right to receive $32.00 in cash, less applicable taxes.

The Merger Agreement contains certain termination rights for both Temple-Inland and IP, and further provides that, upon termination of the Merger Agreement, under certain circumstances including relating to the receipt of an unsolicited, competing acquisition proposal that the Temple-Inland board of directors determines is superior, Temple-Inland may be required to pay IP a termination fee equal to $105 million and, in certain circumstances related to failure to obtain antitrust approvals, IP may be obligated to pay Temple-Inland a termination fee equal to $200 million.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Temple-Inland, IP or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specific dates.  The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Temple-Inland, IP or Purchaser, or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Temple-Inland’s public disclosures.

Rights Agreement Amendment

On September 6, 2011, Temple-Inland entered into a First Amendment (the “Amendment”) to the Rights Agreement rendering the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated thereby.  In particular, the Amendment provides that (a) no person will be deemed to be an Acquiring Person (as defined in the Rights Agreement) and no distribution of rights will occur solely by virtue of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated thereby and (b) the Rights will expire at the Effective Time.

A copy of the Amendment is filed herewith as Exhibit 4.1 and is incorporated herein by reference.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 3.03	Material Modifications to Rights of Security Holders.

The disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 3.03.

Cautionary Statement Regarding Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this document.  All forward-looking statements are subject to a number of important factors, risks, uncertainties, and assumptions that could cause actual results to differ materially from those described in any forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction. These factors and risks include, but are not limited to, the strategic opportunity and perceived value to Temple-Inland’s stockholders of the transaction, general economic conditions, demand for new housing, accuracy of certain accounting assumptions, changes in actual or forecasted cash flows, competitive pressures, future sales volume, significant increases in the costs of certain commodities, timely implementation of price increases, successful execution of cost saving strategies, changes in tax laws, integration risks associated with recent acquisitions, changes in weighted average shares for diluted EPS, increases in transportation costs, and other financial, operational, and legal risks and uncertainties detailed from time to time in Temple-Inland’s and IP’s cautionary statements contained in its filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this document are made only as of the date hereof. Temple-Inland disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

Additional Information and Where to Find It

Temple-Inland intends to file with the SEC a proxy statement in connection with the proposed transaction with IP. The definitive proxy statement will be sent or given to the stockholders of Temple-Inland and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by Temple-Inland with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Temple-Inland by contacting Investor Relations by mail at Attention: Investor Relations, 1300 S Mopac Expy FL 3, Austin, TX 78746.

Participants in the Solicitation

Temple-Inland and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Temple-Inland stockholders in connection with the proposed transaction.  Information about Temple-Inland’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2011, and its Annual Report on Form 10-K for the year ended January 1, 2011, filed on February 22, 2011. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at Attention: Investor Relations, 1300 S Mopac Expy FL 3, Austin, TX 78746, or by going to Temple-Inland’s Investor Relations page on its corporate website at www.templeinland.com.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Temple-Inland intends to file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

2.1	Agreement and Plan of Merger, dated as of September 6, 2011, by and among International Paper Company, Metal Acquisition Inc. and Temple-Inland Inc.

4.1	First Amendment, dated September 6, 2011, to the Rights Agreement, dated as of June 7, 2011, between Temple-Inland Inc. and Computershare Trust Company, N.A.

99.1	Letter to Employees of Temple-Inland Inc., dated September 6, 2011

99.2	Employee FAQ, dated September 6, 2011

99.3	Letter to Customers of Temple-Inland Inc., dated September 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: September 7, 2011	By:	/s/ J. Bradley Johnston
		Name:	J. Bradley Johnston
		Title:	Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of September 6, 2011, by and among International Paper Company, Metal Acquisition Inc. and Temple-Inland Inc.

4.1	First Amendment, dated September 6, 2011, to the Rights Agreement, dated as of June 7, 2011, between Temple-Inland Inc. and Computershare Trust Company, N.A.

99.1	Letter to Employees of Temple-Inland Inc., dated September 6, 2011

99.2	Employee FAQ, dated September 6, 2011

99.3	Letter to Customers of Temple-Inland Inc., dated September 6, 2011